Roadrunner Transportation Systems Announces CFO Transition Downers Grove, IL (BUSINESS WIRE) — June 27, 2019 – Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced that Terence R. Rogers, Executive Vice President and Chief Financial Officer, is resigning from the company effective at the end of August. He will continue to assist the company throughout the transition of his responsibilities. Rogers’ departure is not related to any issues or disagreement regarding the company’s financial disclosures, accounting policies or practices. “On behalf of the Board of Directors and executive team, we thank Terry for his contributions to the company. Terry joined Roadrunner at a difficult time and was tasked with getting our filings current and completing our recapitalization, which was successfully accomplished earlier this year. We appreciate Terry’s willingness to stay on through the transition and wish him all the best in his future endeavors,” said Curt Stoelting, Chief Executive Officer of Roadrunner. The company has begun a search process to identify a successor CFO who has both strong financial and operational skills. If needed after Rogers’ departure, Stoelting will serve as the company’s principal financial officer until a new CFO is named. About Roadrunner Transportation Systems, Inc. Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics provider offering a full suite of services and solutions under the Roadrunner®, Active On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload, over-the-road truckload and intermodal services. Active On-Demand offers premium mission critical air and ground logistics solutions. Ascent Global Logistics offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com. Safe Harbor Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events. Forward-looking statements include, among others, statements regarding Mr. Rogers’ transition of his responsibilities and Stoelting potentially serving as interim CFO. These statements are often, but not always, made through the use of words or phrases such as "may," "will," "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "predict," "potential," "opportunity," and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner's current assumptions, expectations, and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner's actual results, performance, initiatives, or achievements, to differ materially from those expressed or implied in any forward-looking statement. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof except as required by law. For a full discussion of risks and uncertainties, see the section entitled "Risk Factors" in Roadrunner's Annual Report on Form 10-K for the year ended December 31, 2018. ### Contact: Reputation Partners Marilyn Vollrath 414-376-8834 ir@rrts.com